SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	April 16, 2004

REORGANIZED SALE OKWD, INC. (FORMERLY OAKWOOD HOMES CORPORATION)

(Exact name of registrant as specified in charter)

North Carolina	1-7444	56-0985879

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

Post Office Drawer 2252-A Durham, North Carolina	27702

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(919) 683-1561

Item 5. Other Events.

On April 20, 2004, Reorganized Sale OKWD, Inc. (formerly known as Oakwood Homes Corporation) announced that it had completed the sale of substantially all of its operations and non-cash assets to Clayton Homes, Inc., a subsidiary of Berkshire Hathaway Inc., for $372.5 million in cash, subject to certain adjustments.

On March 22, 2004, a majority of the creditors of the Company that voted on the asset sale supported the sale and on March 31, 2004, the United States Bankruptcy Court for the District of Delaware approved the sale. Following the asset sale, all shares of the capital stock of the Company remain outstanding. However, in accordance with the terms of the Company’s final amended plan of reorganization, as confirmed by the United States Bankruptcy Court, the Company closed its stock transfer books and ceased recording transfers of shares of its common stock effective as of the close of business on April 16, 2004.

On April 19, 2004, pursuant to the terms of the Plan, the Company also filed an amendment to its articles of incorporation prohibiting the payment of any dividends or distributions on its capital stock, except for a final distribution, if any, payable to shareholders upon the completion of the liquidation of the Company. Effective April 21, 2004, the Company filed an amendment to its articles of incorporation changing the name of the Company to Reorganized Sale OKWD, Inc.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Exhibits. The following exhibit is filed herewith:

3.1	Articles of Amendment of Oakwood Homes Corporation, filed effective April 19, 2004.

3.2	Articles of Amendment of Oakwood Homes Corporation, filed effective April 21, 2004.

99.1	Press release issued on April 20, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REORGANIZED SALE OKWD, INC.
(FORMERLY OAKWOOD HOMES CORPORATION)

Date: April 22, 2004	By:	/s/ Richard M. Hutson, II

Name: Richard M. Hutson, II
Title: Authorized Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
April 16, 2004	1-7444

REORGANIZED SALE OKWD, INC.
(FORMERLY OAKWOOD HOMES CORPORATION)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Articles of Amendment of Oakwood Homes Corporation, filed effective April 19, 2004.

3.2	Articles of Amendment of Oakwood Homes Corporation, filed effective April 21, 2004.

99.1	Press release issued on April 20, 2004.